Second Quarter Results August 2020 PRESENTED BY Angela Selden President and CEO Richard Sunderland, CPA Executive VP and CFO PURPOSE MADE POSSIBLETM Exhibit 99.2

Safe Harbor Statement Statements made in this presentation regarding American Public Education, Inc., or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc. and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will” and “would.” These forward-looking statements include, without limitation, statements regarding expected growth, expected registrations, enrollments, expected revenues, expenses and earnings, and plans with respect to recent, current and future initiatives (including our marketing initiative, efforts to grow our institutions, and information technology modernization/transformation), investments and partnerships, and the future impacts of and the Company’s response to the COVID-19 pandemic. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended June 30, 2020, and other filings with the SEC, including risks related to the COVID-19 pandemic. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

The original vision of our founder, a Marine Corps veteran, is alive and well at APEI. We continue to put student outcomes and flexible, inclusive academic experiences at the center of all we do. We are proud that a growing number of adult learners who seek affordable, safe, and uninterrupted access to high-quality higher-education experiences recognize the value of our learning platforms. As of June 30, 2020: APEI’s mission is to help adult learners of all backgrounds obtain the skills they need to achieve their purpose and maximize their higher education return on investment. We call that HEROITM. APEI: Purpose Made PossibleTM 83,700 adult learners 98,000+ alumni worldwide 1,750 nursing students 6,000+ alumni nurses #1 provider to active duty military #2 provider to veterans

APUS: Higher Education Return on Investment (HEROI)™

- **Low or No APUS-Incurred Student Loan Debt**
  - ✓ ***Per credit hour cost has increased only $35 since 2001***
  - ✓ ***$0 for books and materials for most students since 2001***
    The APUS Book Grant has provided learners with $142M in savings with no-cost course materials today for all undergraduate and doctoral students, as well as well as all military-tuition-grant-eligible students.
  - ✓ ***Accepting over 3.5M student transfer credits since 2001***
  - ✓ ***Undergraduate degrees 60% lower than average 4 year public in-state tuition and fees (and not including transfer credits)[6]***
- **Relevant, High-Quality Programs for Career Advancement**
  - ✓ ***Over 225 programs relevant to today's workplace***
  - ✓ ***67% of full-time faculty have their highest degree in their fields***
  - ✓ ***48% of new students referred by others***
- **APUS ranked in top 2% among approximately 4,500 higher education institutions for 40-year return on education investment**


Top 2%
among colleges in delivering value to students[2]
72%
graduates with no APUS-incurred student loan debt[1]
100%
of alumni surveyed would recommend APUS to a friend or colleague[5]
$35
Per credit cost increase since 2001 with most students also receiving free books & materials
48%
of new students referred by others[3]
67%
of full-time faculty have a terminal degree in their field[4]

1. Includes alumni who graduated with an associate's, bachelor's or master's degree from APUS as of December 31, 2019. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses and book costs associated with courses taken at APUS.
2. In a November 2019 study of 4,500 institutions by Georgetown University's Center of Education and the Workforce, APUS programs rank #93 overall for 40-year net present value or in the top 2% nationally.
3. Students starting in 2020 - non military 27%, military 55% and military affiliated 44%.
4. As of December 31, 2019.
5. APUS 2019 1-year alumni survey. All 2019 responses included.
6. Source: https://usafacts.org/articles/college-tuition-has-increased-but-whats-the-actual-cost/

American Public Education Inc. 4

Hondros: "A Better Way to Become a Nurse"

"1+1" Laddered Programs of Study

Become an LPN

- Start without prerequisites or wait lists
- Clinical experience in second quarter
- Graduate in as few as 12 months

Become an RN

- Start as LPN or non-nursing transfer student with a Direct Entry option
- Graduate in as few as 15 months

Institutional Affordability Grants

- Focuses on underserved communities
- Matching funds to reduce total cost
- Limits payments to $200 per month*

Relevant to the Workplace

- Concept-Based Curriculum
- High definition simulation labs
- 85+ healthcare partnerships provide clinical access for students
- 45+ employer partnerships providing tiered pricing to maximize employer tuition reimbursement


SIX CAMPUS LOCATIONS
TOL
CLE
IND
DAY
COL
CIN



"I felt like I owed it to myself to go back to school and accomplish my goals. I made excuses for years, but I finally came to HCN. And I brought my mom with me! Hondros offered a flexible schedule with day and night classes. I pursued Hondros for my ADN (RN) because of the good experience I had with the (L)PN program and the relationships I have with my instructors. The staff is very helpful!"

Jessica Hillman, ADN student

* After consideration of financial aid and other resources. Minimums apply.

American Public Education Inc. 5

APEI Second Quarter Results & Priorities

- ✓ **Grow APUS Enrollments.** Net course registrations by new students at APUS increased year-over-year in each primary funding category, including FSA.
  - **Elevate Affordability Message.** APUS launched a new marketing campaign elevating our message of affordability and ROI for learners.
  - **Enhance the Student Experience.** APUS continued to rollout its cloud-based learning management system and plans to complete a full implementation by early 2021.
- ✓ **Grow Hondros Enrollments.** New student enrollment increased 56% year-over-year reflecting continued progress on the institution's enrollment recovery plan, now transitioning to a long-term growth plan.
  - **Moved Hondros Coursework to Virtual Learning due to COVID-19.** Transitioned enrolled students to virtual learning. Labs and clinicals conducted on-ground following Ohio Dept of Health guidelines
- ✓ **Transform APEI.**
  - **New Executive Leadership** including SVP Strategy, SVP HR
  - **New Board Members**
  - **Exploring Inorganic Growth Opportunities**

APUS Net Course Registrations by Primary Funding Source:

Three Months Ended June 30, 2020

Funding Source


Other
14.6%
TA
43.9%
VA
21.4%
FSA
20.2%

'20 vs '19	% Change
TA (Tuition Assistance)	+30.7%
Other (Cash & Other)	+28.5%
VA (Veterans Benefits)	+10.9%
FSA (Federal Student Aid)	-1.5%
Total	+18.1%

American Public Education Inc. 6

16.4% Consolidated Revenue $82.1M 50.8%1 Diluted EPS $0.45 300bps Y/Y Improvement in EBIT Margin Consolidated revenue increased by 16.4% to $82.1 million, compared to $70.6 million in the same period of 2019. The increase was primarily driven by increases in enrollment at both APUS and HCN. Net income of $6.7 million, or $0.45 per diluted share, compared to net income of $4.9 million, or $0.30 per diluted share, in the prior year period. Total cash and cash equivalents as of June 30, 2020 were approximately $216.0 million, compared to $202.7 million as of December 31, 2019. Consolidated bad debt expense was $1.0 million, or 1.2% of revenue, compared to $0.9 million, or 1.3% of revenue in the prior year period. APEI Second Quarter 2020 Financial Summary $13.3M Cash and Equivalents $216.0M 7 1) The prior year period includes a $5.9 million pretax, non-cash goodwill impairment expense recorded in the first quarter of 2019.

APEI Outlook Third Quarter 2020 Approximate Y/Y Change APUS Net course registrations1 by new students +10% to +14% APUS Net course registrations1 +8% to +12% HCN New student enrollment2 +88% HCN Student enrollment2 +38% APEI Consolidated revenue +10% to +14% APEI Consolidated net income per share $0.05 to $0.10 These statements are based on current expectations. These statements are forward-looking and actual results may differ materially. APUS Net course registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. HCN Student enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.

Thank you

Three Months Ended June 30, 2020 2019 COSTS AND EXPENSES Instructional costs and services 37.4% 40.7% Selling and promotional 20.8% 20.0% General and administrative 26.5% 25.7% Loss on disposals of long-lived assets 0.2% — Depreciation and amortization 4.1% 5.6% Total costs and expenses 89.0% 92.0% Appendix